Exhibit 99

Market Mosaic

Vol. 4 No.1 February 2008

2008 First Half Outlook:

No Let Up

Market Mosaic is a quarterly newsletter published for our customers, suppliers and stakeholders each February, May, August and November by the Market Analysis group of The Mosaic Company. The February and August issues recap our assessment of the near term outlook for agricultural and crop nutrient markets. The May and November issues provide an in-depth look at topics of special interest to our readers.

Michael R. Rahm

Vice President mike.rahm@mosaicco.com

Joseph Fung

Market Analyst joseph.fung@mosaicco.com

Mathew Philippi

Market Analysis Assistant matt.philippi@mosaicco.com

Even the most grizzled veterans of the crop input industry will admit that they have never seen anything like the developments in grain and crop nutrient markets during the last 12 months. Prices of many agricultural commodities and fertilizer products have surged to record levels and, despite the recent volatility in global equity markets and the spillover on commodity prices, there are few signs of any deterioration in crop nutrient fundamentals or let up in market momentum.

Price moves of these magnitudes typically are the result not of a single factor but rather a combination of demand-pull and cost-push developments. The fact that grain and crop nutrient markets are global means that a wide array of factors ranging from policies to fight inflation in China to weather developments in the Southern Hemisphere will impact the prices that an Illinois or Chinese farmer receives for soybeans and pays for potash.

In the case of crop nutrients, a one-two combination of a strong demand surge and sharp increases in energy and raw materials costs has sent prices of key fertilizer products into uncharted territory. This issue recaps these developments and highlights the key factors that are expected to keep fundamentals tight and momentum strong during the first half of 2008.

Extraordinary Nutrient Demand Growth

Global nutrient demand today is growing at more than double the historical rate. For example, the latest estimates from the International Fertilizer Industry Association (IFA) indicate that global nutrient use will increase 13 percent or about 20 million tonnes during the three years from 2006 through 2008. That is a compound annual growth rate of 4.0 percent during this period, more than double the 1.8 percent rate from 1995 through 2005.

The 20 million tonne increase in global demand is almost 110 the equivalent of adding another United States to world demand in just three years! Asia is expected to account for about two-thirds of the projected increase and the Americas are expected to account for more than one-quarter of the growth.

Source: IFA November 2007

Global Nutrient Use

tonnes

Million

180

170

160

150

140

130

120

100

95 96 97 98 99 00 01 02 03 04 05 06 07 08

Record Crop Prices

Record crop prices and positive farm economics underpin the extraordinary demand outlook. For example, the new crop corn contract closed at $5.16 per bushel on January 31. That was off from a record high of $5.31 per bushel set on January 14, but it was up about $1.00 per bushel since last fall and it was $1.15 per bushel more than the 2007 new crop price a year ago.

The same pattern holds true for soybean and wheat prices. The new crop soybean contract closed at continued inside

$12.46 per bushel on January 31. That too was off from the record high of $12.85 per bushel set on January 15, but it was up more than $3.00 per bushel since last fall and it was about $5.00 per bushel greater than the 2007 new crop price last year!

The new crop hard red winter wheat contract closed at $9.45 per bushel on January 31. That also was off from the record high of $9.67 per bushel set on January 18, but it was up more than $1.00 per bushel from just a month earlier and it was almost $4.50 per bushel greater than the 2007

Revving Up Production Agriculture

Markets are sending clear and strong signals to farmers worldwide to step on the accelerator and rev up the engine of production agriculture. Grain and oilseed prices began their bull runs in mid-September 2006 so both Southern and Northern Hemisphere farmers have completed one growing season in this higher price environment. Farmers responded by producing a record harvest in 2007. For example, global grain and oil- seed production increased 2.8 per- cent to a record 2.46 billion tones last year, according to the latest U.S. Department of Agriculture (USDA) estimates. The increase was the result of a 1.6 percent or more than 14 million hectare increase in harvested area worldwide and a 1.2 percent increase in the average global yield. The average yield increased from the previous two years but was slightly less than the 2004 record.

The record crop still will fall short of projected use this year. The latest USDA estimates indicate that grain and oilseed stocks outside of China will decline another 43 million tonnes during the 2007/08 crop year and inventories will drop to just 12.7 percent of use, the fifth lowest since 1970. China was excluded due to concerns about the consistency of USDA inventory estimates over time.

Source: USDA

Billion

Tones

World Grain and Oilseed

Production

2.6

2.4

2.2

2.0

1.8

1.6

1.4

1.2

1.0

90 92 94 96 98 00 02 04 06

Million Hectares

Tonnes per Hectare

World Grain and Oilseed

Area and Yield

900 3.0

Harvested Area Yield Source: USDA

875 2.7 850 2.4 825 2.1 800 1.8 775 1.5

750 1.2

90 92 94 96 98 00 02 04 06

Million Tonnes

World Less China

Grain and Oilseed Stocks

Percent

375 25

Stocks Percent of Use Source: USDA

325 20 275 15 225 10 175 5

125 0

90 92 94 96 98 00 02 04 06

new crop price a year ago! This is more than just a corn-soybean-wheat game. The nearby rough rice contract closed at a record high of $14.82 per cwt on January 31 and the nearby palm oil contract on the Kuala Lumpur exchange closed at 3,211 ringgits per tonne or about 45 cents per lb on January 31, off slightly from a record close of 3,400 ringgits on January 14.

Each of these futures contracts set life-of-contract highs in January. Markets are sending clear and strong signals to farmers around the world to grow a much bigger crop in 2008 because there is little left in storage bins today to help meet even larger projected demand in 2008/09.

New Crop Soybean Prices $ bushel Daily Close July 1 to June 30

13 12 11 10 9 8 7 6

Source: CBOT

5

0701 0830 1029 1228 0226 0427 0626 2004 2007 2008 2009

Palm Oil Prices

RM tonne

Daily Average of the Nearby Option

3500

Source: Kuala Lumpur Exchange

3000 2500 2000 1500 1000

500

95 97 99 01 03 05 07

New Crop Corn Prices $ bushel Daily Close July 1 to June 30

5.4 5.0 4.6 4.2 3.8 3.4 3.0

2.6

Source: CBOT

2.2

0701 0830 1029 1228 0226 0427 0626 2004 2007 2008 2010

New Crop Wheat Prices $ bushel Daily Close June 1 to May 31

10

Source: KCBOT

9 8 7 6 5 4

3

0601 0731 0929 1128 0127 0328 0527 2004 2007 2008 2009

Rice Prices $ CWT

Daily Average of the Nearby Option

15

Source: CBOT

13 11 9 7 5

3
95	97 99 01 03 05 07

Positive Farm Economics

Our analysis of revenue and costs indicate that farm economics remain positive in most parts of the world. Record or near record prices for a wide array of crops will fatten the revenue side of the farm ledger this year and, in most cases, o3 set increases in crop input costs.

The example details our estimates for an Iowa corn and soybean operation. This analysis shows that revenue after variable cost will increase more than 25 percent for corn and almost 90 percent for soybeans this year, assuming both the 2007 and 2008 crops were pre-sold at new crop prices at the end of January. This conclusion is not unique to corn and soybeans in the Midwest. Based on the analysis of our distribution teams around the globe, we draw the same conclusion for corn in Parana and soybeans in Mato Grosso in Brazil and for rice in Hunan or corn in Jilin in China.

“Demand prospects remain strong, bolstered by record commodity prices and positive farm economics.”

The recent increases in crop prices and crop input costs, however, make farming an even higher stakes poker game today than in the past. Farmers will risk significantly more working capital this year than just a year ago in order to put a crop in the ground. As a result, farmers must harvest the maximum economic yield from each acre in order to win this high stakes game and, in the current high grain price environment, simply can not risk losing yield.

Supply Struggles to Keep Up

The surge in nutrient demand has quickly tightened crop nutrient markets and is testing the production and supply chain limits of the global industry today. Producers in some regions have battled rising energy costs and other margin pressures throughout most of this decade, resulting in under-investment at best and permanent plant closures at worst. The global industry was not well equipped to meet a demand surge of this magnitude.

For example, approximately two dozen U.S. nitrogen plants closed permanently during the past 10 years due to the sharp increases in domestic natural gas prices, lackluster demand and the development of new capacity in regions with lower cost gas. U.S. gross ammonia production in 2006/07 plunged more than 40 percent from its peak 10 years earlier. Seven U.S. phosphate facilities also closed between 1999 and 2006 due to low margins caused in part by the rapid development of a large Chinese phosphate industry. China transitioned from a big net importer to a large net exporter of phosphate fertilizer during this decade. The U.S. industry bore the brunt of this development because it had supplied about 95 percent of China’s phosphate imports. U.S. phosphoric acid production in 2006/07 dropped almost 20 percent from its peak 10 years ago.

Supply chains also are operating under increasing stress. Some are stressed by greater seasonality or velocity. Higher and more volatile prices boost distributors’ working capital requirements and risk exposure. That in turn is causing buyers to delay purchases and seek just-in-time inventory. Other supply chains are stressed by sheer volume. For example, Brazilian fertilizer use has climbed 125 percent or almost 14 million tonnes from less than 11 million tonnes in 1995 to a record of 24.5 million tonnes last year. Brazil imported 17.6 million tonnes of fertilizer in 2007. Use is expected to grow to at least 26 million tonnes in 2008 — assuming adequate global supplies and su3cient port discharge and inland transportation capacities.

Escalating Production Costs

The demand surge by itself is producing intense demand-pull pressures on crop nutrient prices, particularly in light of the supply developments noted above. Sharply higher energy and raw materials prices are adding strong cost-push pressures on prices at the same time.

The production and distribution of crop nutrients are energy intensive so the sharp increases in petroleum and natural gas prices have pushed up the cost of crop nutrients to farmers worldwide. Nitrogen, in particular, requires large amounts of natural gas or another hydrocarbon feedstock. A typical U.S. nitrogen plant uses enough natural gas in one year to heat 128,000 homes in Minneapolis for an entire year! Even the mining and processing of phosphate and potash minerals are energy intensive. The large draglines that dig phosphate ore from the earth are powered by electricity as are the powerful pumps that slurry the ore to beneficiation plants as far away as 10 miles. Even the re-agents used in phosphate and potash ore separation are directly or indirectly impacted by the increases in petroleum prices. Significant amounts of natural gas are used for drying freshly granulated products.

In addition to energy, costs of key raw materials also have increased dramatically during the last year. For example, the price of sulphur, an important raw material for the production of phosphate fertilizer, has increased by a factor of four to six at key pricing points during the past 12 months. Finally, the resources required to make crop nutrients typically are found long distances from where they are applied. As a result, transportation accounts for a large percentage of the delivered cost to farmers throughout the globe. The jump in petroleum prices to the $90 to $100 per barrel range has pushed freight rates for nearly all transportation modes to record levels. Many ocean freight rates have dropped recently due to a combination of factors including the U.S. economic slowdown, China’s recent ban on coal exports and new ship building, but high petroleum prices continue to pressure rates. For example, fuel surcharges of more than 25 percent will boost U.S. rail rates about $5 per ton in February.

Phosphate Outlook

Strong demand-pull and cost-push forces are lifting phosphate prices to uncharted levels. Prices have increased in two large steps during the last 12 months. The chart shows that the Tampa vessel price increased from $255 per tonne at the beginning of 2007 to the $435 per tonne range by mid-March 2007. Prices traded around this level until mid-October and then took another giant step up to current values. The same pattern holds

Farm Economics Remain Posit

Farm returns vary widely across operations due to differences in resources and do a poor job of pin-pointing actual returns for a particular producer. These mo time for a majority of producers.

This analysis estimates revenue after variable cost for soybeans, corn following for an Iowa farm from 2003 to 2008. The analysis draws on the input recomm high yield cropping systems published by the Iowa State University Extension nutrient cost estimates based the use of specifi c fertilizer products and the retail by the U.S. Department of Agriculture (USDA) in the April issue of Agricultural P based on current wholesale prices plus transportation costs and a retail margin. Revenue estimates from 2003 to 2006 are calculated using the yield objective by Iowa farmers for the marketing year (also published by the USDA in Agricultu sumes the farmer pre-sold the 2007 crop on January 25, 2007 at the new crop f basis for corn and an 80-cents-under basis for soybeans. Revenue for 2008 also 2008 crop on January 25, 2008 at the new crop futures price less the same ba The top chart shows that variable costs have increased significantly during the l fuel, seed, crop nutrient and herbicide prices. For example, the variable cost roughly doubled from about $182 per acre in 2003 to more than $365 per acre to $2.00 per bushel in round numbers). Crop nutrient costs alone for corn fo increase 53 percent or almost $44 per acre in 2008.

The bottom chart shows that for a farmer who marketed the 2007 and 2008 cr both crops at the new crop price on January 25), revenue after variable cost this for corn and up almost 90 percent for soybeans. The increase in revenue fro this year will more than off set the increase in variable costs.

However, the return over variable cost in 2008 is less than the return in 2007 2008 at the March 2008 contract price less the basis. For example, the return a per acre compared to $480 per acre this year. In the case of soybeans, the ret acre this year. The difference demonstrates the importance of grain marketing for domestic prices.

The extraordinary increase in phosphate demand explains much of the first step-up in prices. More recently, a surge in raw materials costs coupled with continued strong demand are causing a second and even larger step-up in prices. The published spot price of diammonium phosphate (DAP) fob Tampa vessel had jumped to $765 per tonne and the published price of DAP fob Central Florida rail car had climbed to approximately $635 per ton toward the end of January.


DAP Prices
$ ST CFL
$ MT TPA
Source: Fertecon and Green Markets
fob Central Florida rail
fob Tampa vessel
800
700
600
500
400
300
200
100
00 01 02 03 04 05 06 07 08

Demand prospects remain strong, bolstered by record commodity prices and positive farm economics. The latest IFA estimates indicate that global phosphate use will increase 13 percent or 4.7 million tonnes P_2O_5 during the three years from 2006 through 2008. That is a compound annual growth rate 4.1 percent per year, more than double the 1.8 percent rate from 1995 to 2005.

Robust demand growth is evident in 2007 trade statistics. Although final numbers are not yet available, preliminary estimates indicate that processed phosphate import demand outside of China increased a whopping 16 percent or 3.0 million tonnes in 2007. We forecast that import demand will remain flat at this record level in 2008.

U.S. phosphate use increased about 9 percent during the 2006/07 fertilizer year and is projected to remain flat or increase just slightly in 2007/08. That assumes U.S. farmers will plant 89 to 90 million acres of corn, 67.5 to 68.5 million acres of soybeans and about 63.5 million acres of wheat this year. DAP and MAP shipments, however, are projected to increase about 8 percent in 2007/08 because pipeline stocks were used to meet demand during the previous two years. In fact, shipments during the first half of this fertilizer year (Jul-Dec) were up a solid 25 percent from the low levels of a year earlier.

The combination of strong domestic shipments and steady if not spectacular offshore movement has resulted in a sharp drawdown of producer stocks. DAP and MAP inventories held by U.S. producers at both on- and off-site locations have declined to record or near-record lows since October 2006 and our forecasts indicate that stocks will remain at low levels for the rest of the 2007/08 fertilizer year.

China is one of two key swing factors in 2008. The chart shows that Chinese producers supplied all of the increase in global phosphate trade in 2007. Exports of DAP, MAP and TSP increased from less than 1.9 million tonnes in 2006 to more than 5.0 million tonnes in 2007. Chinese producers by some accounts, however, likely shorted their domestic customers by as much as two million tonnes of product.


China Processed Phosphate Exports
DAP+MAP+TSP
Million tonnes
Source: IFA and Mosaic
6.0
5.0
4.0
3.0
2.0
1.0
0.0
90 92 94 96 98 00 02 04 06 08

Chinese planners are battling a serious inflation problem caused in part by large increases in food prices. Planners clearly want to keep more phosphate at home in order to help farmers grow a record crop this year. They have imposed a 20 percent export tax on DAP and MAP during the first quarter, but domestic producers still have incentive to export given the recent run-up in world values. Planners reportedly will increase this tax to 35 percent in February, but an export tax simply drives a wedge between international and domestic prices and provides no guarantee that it will reduce exports. Planners likely will have to impose more restrictive policies such as an export quota or ban (as in the case of coal) in order to achieve their objective.

Raw materials costs are the second key swing factor. Sharp increases in the costs of phosphate rock, sulphur and ammonia are the main drivers of the second step-up in phosphate prices. For example, Moroccan producer OCP, the largest rock exporter by a wide margin, reported that it had settled 2008 rock contracts in the $170 to $210 per tonne fob port range. That is more than double contract prices of last year. Spot prices of sulphur delivered to Asia have increased more than five-fold from less than $100 per tonne at the start of 2007 to more than $550 per tonne today. Ammonia prices delivered to Tampa also climbed to record levels late last year and continue to rise to more than $500 per tonne today.

These jaw-dropping increases have profound implications on phosphate costs, especially for non-integrated producers that ive



management skills. As a result, models of farm revenue and costs often dels, however, are helpful for our purpose of gauging how returns vary over soybeans and corn following corn
nendations and cost estimates for
Service. We have fine tuned crop
price of those products published
rices. Fertilizer costs for 2008 are


Estimated Variable Cost
for an Iowa Farm
$ per Acre
Source: Iowa State University and Mosaic
Soybeans
Corn Following Soybeans
Corn Following Corn
450
400
350
300
250
200
150
100
50
0
2003 2004 2005 2006 2007 2008

times the average price received
ral Prices). Revenue for 2007 as-
utures price less a 40-cents-under
o assumes the farmer pre-sold the
sis.


Estimated Revenue after Variable
Cost for an Iowa Farm
$ per Acre
Source: Iowa State University and Mosaic
Soybeans
Corn Following Soybeans
Corn Following Corn
600
500
400
300
200
100
0
2003 2004 2005 2006 2007 2008

ast five years as a result of higher
t of corn following soybeans has
e in 2008 (or from roughly $1.00
llowing soybeans are expected to

ops in the same way (i.e. pre-sold
s year is up more than 25 percent
n higher corn and soybean prices

if a farmer did not pre-sell last year's crop but rather sold it on January 25, fter variable cost for corn following soybeans in 2007 would then total $556 urn after variable cost in 2007 would total $501 per acre versus $450 per strategies or just plain luck!

Raw Materials Costs for a Non-Integrated Indian DAP Fabricator: From Rock, Sulphur and Ammonia

$ Tonne c&f India	MT Per MT DAP	2002 Average Unit Cost	2002 Average Cost MT DAP	2007 Average Unit Cost	2007 Average Cost MT DAP	Current Estimate Unit Cost	Current Estimate Cost MT DAP
Rock	1.55	55	85	110	171	230	357
Sulphur	0.40	50	20	185	74	585	234
Ammonia	0.23	135	31	307	71	440	101
Total			137		315		692

Source: Fertecon for sulphur and ammonia prices and Mosaic for rock price estimates do not mine phosphate rock. For example, we estimate that the cost of these three raw materials delivered to India has increased to almost $700 per tonne of DAP today, up from an average of about $135 per tonne five years ago and up from an average of more than $300 per tonne last year (see table). These costs do not include import duties, discharge and transportation costs to the fabrication plant, other raw materials costs and plant processing costs.

Non-integrated producers account for almost one-third of the world's phosphate supply. As a result, the market requires output from these high cost players in order to meet global demand and the marginal cost of these fabricators will determine the market price. There are few signs of any relief in raw materials or intermediate product costs today. In fact, cost pressures intensified during January.

Potash Outlook

Potash prices do not face the same cost-push pressures as phosphate prices, but powerful demand-pull forces, exacerbated by the loss of the Berezniki I mine in Russia, have created an extremely tight situation. As a result, potash prices continue to climb at key domestic and international pricing points. The published spot price of blend grade potash fob a Midwest terminal has increased to more than $470 per ton today. The price delivered to Brazil also has skyrocketed during the past several weeks to hit $450 per tonne and the price of standard grade potash delivered to Southeast Asia has jumped to $525 per tonne.


Muriate of Potash Prices
$ ST fob Midwest Terminal
$ MT c&f Brazil
500
450
400
350
300
250
200
150
100
Source: ICIS and Green Markets
fob U.S. Midwest Warehouse
c&f Brazil
00
01
02
03
04
05
06
07
08

The demand outlook remains extraordinary. For example, the latest IFA estimates indicate that global potash use will increase 18 percent or 4.5 million tonnes K_2O during the three years from 2006 through 2008. Global use is projected to increase at a compound annual growth rate of 5.5 percent per year during this period, more than double the 2.3 percent rate from 1995 to 2005.

Robust demand growth is evident in 2007 trade statistics. Imports by the two largest offshore buyers – namely Brazil and China – rebounded sharply from the lower levels of 2006. Brazil imported about 6.7 million tonnes of muriate of potash (KCL) in 2007, up 32 percent from a year earlier. That eclipsed the previous high mark of 6.4 million set in 2004. China imported a record 9.4 million tonnes KCL in 2007, up 33 percent from 2006. That topped the previous record of 8.8 million tonnes set in 2005.

Domestic potash demand also remains red hot. We estimate that U.S. potash use increased almost 11 percent during the 2006/07 fertilizer year due to the 15 million acre increase in corn acreage and moderate increases in application rates on most crops. North American shipments, however, surged 24 percent last year as a result of the large increase in U.S. use as well as the large de-stocking of the distribution pipeline – and hence lower shipments – a year earlier. U.S. potash use is projected to increase less than one percent in 2007/08 and North American shipments are forecast to increase about two percent from the high levels of last year.

On the supply side, North American supply is sputtering as producers push down on the accelerator. Although all of the Canadian producers have expanded capacity, some projects have not started up on time and others have not operated as planned. Canadian mines are beginning to run more consistently at higher rates, but production losses last summer and fall gave demand a big head start on supply and producers now are struggling to catch up.

In addition, prices in key regions such as Brazil or Southeast Asia are increasing rapidly in order to attract tonnes to meet strong demand and make up for the supply shortfalls caused by the loss of the Berezniki I mine. That means offshore suppliers are pointing fewer tonnes toward the United States. In fact, U.S. imports are off 17 percent so far in 2007/08 and we estimate they could drop as much as 40 percent for the full year.


North America Potash Stocks at Month End
Million tons K_2O
2.5
2.3
2.1
1.9
1.7
1.5
1.3
1.1
0.9
0.7
0.5
0.3
Source: IPNI and Mosaic
JUL
SEP
NOV
JAN
MAR
MAY
10-yr Min-Max Range
2006/07
3-yr Avg


North America Potash Stocks at Month End
Million tons K_2O
2.5
2.3
2.1
1.9
1.7
1.5
1.3
1.1
0.9
0.7
0.5
0.3
Source: IPNI and Mosaic
JUL
SEP
NOV
JAN
MAR
MAY
10-yr Min-Max Range
2007/08
3-yr Avg

The North American supplies remain extremely tight. Potash stocks held by North American producers at both on- and off-site locations declined to record low levels last fall and are projected to stay at the low end of the 10-year range for the remainder of 2007/08.

The charts show that North American producers relied on inventories to meet almost one-quarter of the large increase in domestic and offshore shipments last year. In fact, producer inventories decreased from roughly 1.9 million tons K_2O at the start of the 2006/07 fertilizer year to just 1.0 million tons at the end of the year. Unlike last year, producers will need to mine every tonne that is shipped in 2007/08.

Producer stocks typically build from September to February. That seasonal pattern makes sense because retailers want to be fully loaded for the fall application season by about October 1 and for the spring season by about March 1. Producer stocks, however, declined last October and stayed at this low level through November. In fact, producer stocks on November 30 were the lowest ever recorded by about 150,000 tons K_2O. Producer stocks climbed to almost 1.1 million tons K_2O on December 31. This increase caught the attention of market observers, but inventories on this date still were the second lowest ever reported and were 21 percent or 280,000 tons less than a year earlier. We estimate that a large percentage of the increase was inventory already in place on vessels or at ports for export.

Nitrogen Outlook

Nitrogen prices also have soared to record heights during the last 12 months, but prices for the main nitrogen products exhibited more volatility than phosphate and potash prices during this period. For example, the price of prilled urea fob Yuzhnyy climbed $75 per tonne to $330 per tonne during the first quarter of 2007. The price then declined gradually to a low of about $240 per tonne in mid-September. Abundant supplies from China and a smaller than expected appetite by U.S. importers put downward pressure on prices during this period.

Demand eventually caught supply and pulled the Yuzhnyy price to a record $400 per tonne in early December. Since then, the Yuzhnyy price has retreated to less than $350 per tonne at the end of January. NOLA granular urea prices followed a similar pattern. The nitrogen story is similar to those for phosphate and potash. The nitrogen demand outlook also is extraordinary due to record crop pries and positive farm economics. The latest estimates from IFA indicate that global nitrogen use will increase 11 percent or 10.4 million tonnes N during the three years from 2006 through 2008. Global use is projected to increase at a compound annual growth rate of 3.6 percent per year during this period, more than double the 1.7 percent rate from 1995 to 2005.

$ ST NOLA

$ MT Yuzhnyy

Urea Prices

450 450

Source: Fertilizer Week and Green Markets

400 400

Granular Urea fob NOLA

350 350

Prilled Urea fob Yuzhnyy

300 300 250 250 200 200 150 150 100 100

50	50
00	01 02 03 04 05 06 07 08

Robust demand growth is evident in 2007 urea trade statistics. Although final numbers are not yet available, preliminary estimates indicate that world urea import demand increased 15 percent to almost 37 million tonnes in 2007. Urea trade is projected to increase another 3 percent in 2008.

Brazil and India were the main engines pulling this train. In India, outstanding farm economics, resulting in part from a low Maximum Retail Price (MRP) for urea, is projected to boost urea demand to a record of about 26 million tonnes during the 2007/08 fertilizer year. Domestic urea production has stabilized at around 20 million tonnes for the past several years. As a result, imports are required to meet all of the growth in urea demand. In fact, India is projected to import 6.9 million tonnes of urea during the fertilizer year ending March 31, 2008. That is up 46 percent or 2.2 million tonnes from a year earlier.

Urea imports by Brazil increased more than 51 percent from 1.6 million tonnes in 2006 to a record 2.4 million tonnes in 2007. Heavy demand from higher corn production together with sporadic production outages at key domestic facilities forced Brazil to import record volumes last year. ANDA, the fertilizer association of Brazil, reported that urea production was down 17 percent from January through November 2007. Some analysts, however, are concerned about high carryover inventories and forecast that urea imports will remain flat or decrease slightly from these high levels in 2008.

North American shipments were very strong this fall due to the fact that the distribution pipeline was empty at the end of the 2006/07 fertilizer year. Implied North American shipments increased 29 percent or more than 1.2 million tons during the first six months of this fertilizer year (Jul-Dec) due in large part to a 99 percent increase in off shore imports. We estimate that U.S. nitrogen use will remain flat in 2007/08 and North American urea shipments will increase about 8 percent for the full fertilizer year.

Million

China Urea Exports tonnes

6.0

Source: IFA and Mosaic

5.0 4.0 3.0 2.0 1.0

0.0

90	92 94 96 98 00 02 04 06 08

China also is a key swing factor in the global urea market. Chinese urea exports surged to a record 5.3 million tonnes in 2007. Much like phosphate, planners are trying to keep more urea at home this year and have imposed a 30 percent export tax during the first quarter of 2008. The rate increases to 35 percent during the second and third quarters of the year before dropping to 25 percent during the fourth quarter.

Another swing factor is supply from recently commissioned plants as well as from new facilities scheduled to start up later this year. A number of new facilities that began commercial operation in 2007 have yet to hit stride and at least four new world scale plants with combined capacity of almost 4.0 million tonnes of urea are set to start up in Oman, Egypt and Iran later this year.

The Mosaic Company

Atria Corporate Center, Suite E490 3033 Campus Drive Plymouth, MN 55441 (800) 918-8270 toll free (763) 577-2700

Certain statements contained herein constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Although we believe the assumptions made in connection with the forward-looking statements are reasonable, they do involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of The Mosaic Company, or industry results generally, to be materially different from those contemplated or projected, forecasted, estimated or budgeted (whether express or implied) by such statements.

These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments; changes in environmental and other governmental regulation; adverse weather conditions affecting operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; accidents involving our operations, including brine inflows at our Esterhazy, Saskatchewan potash mine as well as potential mine fires, floods, explosions or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Copyright © 2008. The Mosaic Company. All rights reserved.